MAIRS AND POWER FUNDS TRUST

THIRD AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS THIRD AMENDMENT dated as of this 19th day of November, 2012, to the Transfer Agent Servicing Agreement, dated as of May 17, 2011, as amended December 31, 2011 and May 2, 2012 (the “Agreement”) is entered into by and between MAIRS AND POWER FUNDS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the Trust and USBFS entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Trust effective November 1, 2012; and

WHEREAS, Section 13 of the Transfer Agent Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the Trust and USBFS agree to the following:

Amended Exhibit D of the Agreement is hereby superseded and replaced with Amended Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MAIRS AND POWER FUNDS TRUST	U.S. BANCORP FUND SERVICES, LLC

By: s/ Andrea C. Stimmel	By: /s/ Michael R. McVoy

Name: Andrea C. Stimmel	Name: Michael R. McVoy

Title: Treasurer	Title: Executive Vice President

2012 - Mairs and Power

Amended Exhibit D to the
Transfer Agent Servicing Agreement – Mairs and Power Funds Trust

Mairs and Power Balanced Fund, Inc., Mairs and Power Growth Fund, Inc. and Mairs and Power Funds Trust TRANSFER AGENT & SHAREHOLDER SERVICES ANNUAL FEE SCHEDULE at November 1, 2012 Services

Service Charges to the Fund*
Annual Shareholder Account Fee (see minimum)

♦ No-Load  - $[    ] /account
♦ No-Load Level 3- $[    ]/account
♦ Load - $18.00/account
♦ Load Level 3 - $[    ]/account
♦ Closed Accounts - $[    ] /account
♦ 12B-1 Distribution Fee Aging – Aging
     shareholder account share lots in order to
     monitor and begin assessing 12B-1 fees
     after a certain share lot age will be charged
     at $[    ] per open account per year.
Annual Minimum
♦ $[    ] per no-load fund, Growth Fund
♦ $[    ] per no-load fund, Balanced Fund
♦ $[    ] per no-load fund, Small Cap Fund, $[    ] 1st year,
    $[    ] 2nd year, and $[    ] the 3rd year.

Activity Charges
♦ Telephone Calls - $[    ] /call
♦ Voice Response Calls - $[    ] /call
♦ Daily Valuations - $[    ]/item
♦ Lost Shareholder Search - $[    ]/item
♦ Document Retention – Based on Accounts
♦ Price Faxing -$[    ]
♦ AML New Account Service - $[    ]/new domestic
     accounts and $[    ]/new foreign account,
     $[    ]/shareholder verification.
♦ $[    ] annual fee
♦ Disaster Recovery - $[    ]/account/annually
♦ ACH/EFT Shareholder Services:
     $[    ] /month/fund group
     $[    ] /ACH item, setup, change
     $[    ] /correction, reversal

Out-of-pocket Costs - Including but not limited to:
♦  Telephone toll-free lines, call transfers, etc.
♦  Mailing, sorting and postage
♦  Stationery, envelopes
♦  Programming, special reports
♦  Insurance, record retention, microfilm/fiche
♦  Proxies, proxy services
♦  Lost shareholder search
♦  ACH fees
♦  NSCC charges
♦  All other out-of-pocket expenses

Qualified Plan Fees (Billed to Investors)
♦  $[    ] /qualified plan acct (Cap at $[    ]/SSN)
♦  $[    ] /Coverdell ESA acct (Cap at $[    ]/SSN)
♦  $[    ] /transfer to successor trustee
♦  $[    ] /participant distribution (Excluding SWPs)
♦  $[    ] /refund of excess contribution

Shareholder Fees (Billed to Investors)
♦  $[    ]/outgoing wire transfer
♦  $[    ] /overnight delivery
♦  $[    ] /telephone exchange
♦  $[    ] /return check or ACH
♦  $[    ] /stop payment
♦  $[    ] /research request per account (Cap at
          $[   ]/request) (For requested items of the second calendar
          year [or previous] to the request)
♦  $[    ]/manual wire sent back to broker when can’t be
          processed through NSCC

Technology Charges
1.   Implementation Services
      ♦ First CUSIP - $[    ] /first CUSIP
      ♦ Fund Setup - $[    ] /additional CUSIP
      ♦ VRU Setup - $[    ] /fund group
      ♦ NSCC Setup - $[    ] /fund group
2.   Cost Basis- $[    ]/account/year
3.   File Transmissions – subject to requirements
4.   Selects - $[    ] per select, Growth Fund
5.   Selects - $[    ] per select, Balanced Fund
6.   Selects - $[    ] per select, Small Cap Fund
7.   ReportSource - $[    ] /month – Web reporting
8.   System Access –TALink (Vision), COLD, Image
      ♦ Setup - $[    ] /concurrent connection each
      ♦ Service – No charge for TA Link (Vision), $[    ] for other
    services (not currently using).
9.   Physical Certificate Shares
      ♦ Setup - $[    ] /fund
      ♦ Issue of Certificate - $[    ] /certificate transaction
10.   Extraordinary services – charged as incurred
      ♦ Development/Programming - $[    ] /hour
      ♦ Conversion of Records – Estimate to be provided
      ♦ Custom processing, re-processing
      ♦ CCO - $[    ]from 01/01/08 through 12/31/08, $[    ] after
                 12/31/08
10. Short-Term Trader – Software application used to track
       and/or assess transaction fees that are determined to be
        short-term trades.
▪  90 days or less - $[    ]/open account
▪  91-180 days - $[    ]/open account
▪  181-270 days - $[    ]/open account
▪  271 days – 1 year - $[    ]/open account
▪  1 year – 2 years - $[    ]/open account

2012 - Mairs and Power

Literature Fulfillment Services
    •  Account Management – $[    ]/month
            (account management, lead reporting and
                    database administration).
    •  Order Processing - $[    ]/per order
                    (Assessed for each order shipped by U.S.
                     Bancorp Fund Services.)
    •  Telephone Service Charge - $[    ]/per call

Fees exclude postage and printing charges.

* Subject to CPI increase, Milwaukee MSA.

11. Vision Mutual Fund Gateway
       Permits broker/dealers, financial planners, and RIAs to
       use a web-based system to perform order and account
       inquiry, execute trades, print applications, review
       prospectuses, and establish new accounts.
   ▪ Inquiry Only
                  -   Inquiry - $[    ]/event
                  -   Per broker ID - $[    ]/month per ID
      ▪ Transaction Processing
                  -   Implementation - $[    ]/management company
                  -   Transaction – purchase, redeem, exchange,
                  -   literature order - $[    ]/event
                  -   New Account Setup – may contain multiple
                      fund/accounts - $[    ]/event
                      Monthly Minimum Charge - $[    ]/month

2012 - Mairs and Power

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES – Electronic Services FEE SCHEDULE at November 1, 2012

FAN WEB – Shareholder internet access to account information and transaction capabilities through a transparent link at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
  1.  FAN Web Premium (Fund Groups over 50,000 open accounts)
       •  Implementation - $[    ] per fund group – includes up to 25 hours of technical/BSA support
               •  Annual Base Fee - $[    ] per year
  2.  FAN Web Select (Fund Groups under 50,000 open accounts, has been approved by DST for Mairs and Power) – Standard Web services
               •  Implementation - $[    ] per fund group – includes up to 10 hours of technical/BSA support
               •  Annual Base Fee - $[    ] per year
  3.  Customization - $[    ] per hour
  4.  Activity (Session) Fees:
               •  Inquiry - $[    ] per event
               •  Account Maintenance - $[    ] per event
               •  Transaction – financial transactions, reorder statements, etc. - $[    ] per event
               •  New Account Set-up - $[    ] per event (Not available with FAN Web Select)

2012 - Mairs and Power